Exhibit 99.1

Consulting Agreement

This Consulting Agreement (“Agreement”) dated November 2, 2023, is entered into by and between GlobeStar Therapeutics Corporation, a Wyoming corporation (“GlobeStar”) and Advanced Innovative Partners, Inc., a Wyoming corporation (“AIP”). Each of GlobeStar and AIP is sometimes referred to herein as a “Party” and collectively as the “Parties.”

Now, Therefore, the Parties hereby agree as follows:

1.          Certain Definitions:

“Change Order” means any amendment or addendum to a Work Order executed by the Parties.

“Clinical Trial” means an interventional clinical study of the efficacy and risks of one or more GTC Products undertaken in the Territory with the goal of assessing its effects on human health in accordance with the New Drugs and Clinical Trial Rules of 2019. There may be more than one Clinical Trial. The term “Clinical Trial” does not include the regulatory filings or Intellectual Property Rights filings required to permit a Clinical Trial to occur, or that may utilize results of the Clinical Trial to obtain approvals to manufacture, license, sell or distribute GTC Products.

“Data” means any and all information Processed by a Party under this Agreement that relates to personal information of an identifiable individual, such as first and last name, tax number, other government-issued identifiers, date of birth, e-mail address, IP address, credit card number, financial account number, and health information or medical records.

“GTC-IP” means all Intellectual Property Rights owned by, licensed to, or developed by GTC, or contributed thereto by AIP pursuant to this Agreement, including all patents licensed to, assigned to, or applied for by GlobeStar and its subsidiaries.

“GTC Product” means a product or service manufactured by or for GlobeStar and made available under this Agreement for distribution or sale by AIP in the Territory and to the NGO Group, consisting of Licensed Products, Licensed Methods and potentially also other GlobeStar products or services. The initial GTC Products are set forth in Appendix A.

“Initial Clinical Trial” means a Clinical Trial in India pursuant organized by SMIHC intended to satisfy the requirements for all approvals necessary to manufacture, license, sell and distribute the GTC Products included in that trial in India, and potentially other countries in the Territory. By U.S. standards, this trial would generally include FDA Clinical Trial Phases 1 and 2, and possibly certain elements of FDA Clinical Trial Phase 3, and is unlikely to satisfy all FDA requirements for Clinical Trials for marketing authorization.

“Intellectual Property Rights” means intellectual property rights recognized in any country or jurisdiction in the world, including, without limitation, (i) patents, patent applications, patent disclosures, and rights of priority; (ii) trademarks, service marks, trade dress, trade names, Internet domain names, slogans, logos, and corporate names, together with all the goodwill associated therewith, and registrations and applications pertaining thereto; (iii) copyrights (registered or unregistered), moral rights, and copyrightable works and registrations and applications for the registration thereof; (iv) computer software, data, databases, and documentation thereof; (v) trade secrets and other confidential information including ideas, inventions (whether or not patentable and whether or not reduced to practice), know-how, negative know-how, research information, drawings, specifications, designs, plans, proposals, financial and marketing plans, employee information, customer and supplier lists, and related information and marketing materials; and (vi) other intellectual property rights.

“Net Sales” means the gross amount actually received by GlobeStar in the Primary or Secondary Activity, or by SMIHC in the SMIHC Territory, from the sale, lease, license or other transfer of GTC Products to

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a customer Introduced by AIP during the period from the Introduction of the customer by AIP through the date seven (7) years thereafter, less the following deductions to the extent applicable with respect to such sales, leases or other transfers and not previously deducted from the gross invoice price: (i) trade, quantity or cash discounts and rebates to the extent actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return of any previously sold, leased or otherwise transferred GTC Products; (iii) freight, transit, or insurance charges; and (iv) any sales, value added or similar taxes, custom duties or other similar governmental charges, excluding taxes in the nature of income or profits taxes.

“NGO Group” means (i) the International Monetary Fund, World Bank, World Health Organization, United Nations and other multilateral and international aid agencies and organizations, wherever located and wherever they may provide assistance; and (ii) Government relief and support agencies with respect to their relief operations for countries other than Canada, the United States, United Kingdom, and members of the European Union.

“Person” means any natural individual, legal person, firm, corporation, limited liability company, limited partnership, association, trust, charity, government department, agency, unit or other entity, or any other group or entity.

“Phase A” means the Term from the execution of the Agreement and until the Trigger Date, if any.

“Phase B” means the remainder of the Term after the Trigger Date, if any.

“Primary Territory” means the world, excluding the SMIHC Territory.

“Process” or “Processed” means obtaining, recording, holding or storing Data, or carrying out any operation or set of operations on Data, including organizing, adapting, altering, retrieving, disclosing, transmitting, disseminating, making available, aligning, combining, blocking, erasing, or destroying Data.

“Regulatory Authority” means any applicable government authority involved in granting approvals for the manufacturing, distribution, or marketing of a GTC Product.

“Rule” means any applicable law, rule, regulation, court order, or other provision, order, decree, executive or judicial actions or pronouncements, judgements, or the equivalent having the force of law.

“SMIHC Territory” means the countries listed in Appendix B hereto, as the same may be modified from time-to-time by mutual agreement of SMIHC and GlobeStar, and the NGO Group, wherever located.

“Term” means the period from the execution of the Agreement and until four (4) years thereafter, unless terminated or extended by the Parties as provided for in the Agreement.

“Trigger Date” means the date specified by GlobeStar by Notice to AIP. GlobeStar intends to send such Notice after it has obtained (i) results of the Initial Clinical Trial, and (ii) sufficient financing to proceed with the second phase of activities with SMIHC, as described in GlobeStar’s press release dated September 28, 2023. GlobeStar makes no representation that there will be a Trigger Date.

“Work Order” means each fully executed and delivered statement of work for Additional Services, and each fully executed and delivered Change Order. Unless the Parties agree otherwise, each Work Order will include a description of services, deliverables, timeline, compensation with respect thereto and such other matters as the Parties consider appropriate. This Agreement constitutes the Work Order for Phase A Services and Phase B Services.

2.          Certain Matters:

2.1.       No Ownership Rights. Nothing in this Agreement will be construed to confer any ownership interest to AIP in: (i) GTC-IP, (ii) other patents obtained by GlobeStar, or (iii) any other inventions or Intellectual

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Property Rights now or hereafter developed, owned, licensed or acquired by GlobeStar. Except as expressly set forth in this Agreement, as between the Parties, GlobeStar owns all right, title, and interest in and to GTC-IP and any other products or technology created or developed by GlobeStar, whether pursuant to this Agreement, or otherwise and whether created or developed by GlobeStar or on its behalf.

2.2.       Control. Except as set forth in this Agreement, as between the Parties, GlobeStar has the final decision as to the matters for which AIP renders AIP Services hereunder, and the services to be rendered, with such approval right to be exercised r in accordance with the Parties respective rights and obligations hereunder, and SMIHC’s rights described herein. GlobeStar is responsible for any additional costs arising from any delay or inconsistency in its decisions. Notwithstanding the foregoing, no Party shall be required to do or not do something that violates any Applicable Law or its rights pursuant to this Agreement.

2.3.       SMIHC. AIP shall not approach any Person in the SMIHC Territory regarding any matter related to GlobeStar, the GTC Products, SMIHC, Clinical Trials, regulatory approvals, investments in GlobeStar, intellectual property rights, manufacturing, or any other matter pertaining to this Agreement without first making a full and complete disclosure to SMIHC, with a copy to GlobeStar, regarding the nature of the proposed approach, and AIP’s financial interest therein and goals with respect thereto, and then receiving SMIHC’s written pre-approval thereof by Notice to AIP, with a copy to GlobeStar, such approval to be determined by SMIHC in its sole discretion. As between AIP and SMIHC, in the SMIHC Territory, SMIHC’s decisions are final. SMIHC is an intended third party beneficiary of this provision.

2.4.       Not Exclusive. GlobeStar is under no obligation to use AIP to perform AIP Services, or to accept any recommendations made by AIP. Without restriction, GlobeStar may engage other Persons to provide some or all of the services to be provided by AIP hereunder, either at the same time as AIP, or in lieu of AIP. AIP may undertake services for itself or third Parties at the same time as it is engaged hereunder, provided only that during the Term. AIP shall not engage in services intended to promote or advance an MS therapeutic, other than GTC Products, and AIP shall not undertake other services that interfere in its obligations pursuant to this Agreement.

2.5.       Expenses. As between AIP and GlobeStar, GlobeStar is responsible for: (i) reimbursing AIP’s pre-approved travel, lodging, external duplication, paid per inquiry computer services, and similar pre-approved out-of-pocket business expenses incurred by AIP for the AIP Services; and (ii) advancing, or arranging for third parties to pay, all fees, costs and expenses with respect to Clinical Trials; the preparation, filing, prosecution, protection, defense, and maintenance of GlobeStar’s regulatory filings and Intellectual Property Rights filings; manufacturing, including the fees, costs and expenses of each such manufacturer; and the distribution and shipment of GTC Products. Reimbursement will be made within fifteen (15) days after AIP delivers to GlobeStar an invoice with substantiating documentation in accordance with GlobeStar policy.

2.6.       Notifications. Each Party shall promptly Notify the other of any material information pertinent to AIP’s ability to undertake its services pursuant to this Agreement, including any technical or clinical advances, useful modifications, side effects, or new government regulations relating to GTC-IP or GTC Products; and all actions and communications (even if believed to be without foundation) by or threatened by a regulatory authority or other government authority relating to GTC-IP or GTC Products.

3.          AIP Services Generally:

3.1.       Engagement. Subject to the terms and conditions set forth in this Agreement: (i) GlobeStar hereby engages AIP to provide the Basic Services during Phase A, (ii) if, but only if, GlobeStar sends a Trigger Notice, Basic Services during Phase B, and (iii) if, but only if, the Parties enter into Work Orders for Additional Services, the Additional Services provided for in such Work Orders.

3.2.       “Basic Services” consist of the following services:

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3.2.1.     During Phase A, AIP’s Basic Services shall consist of AIP’s providing an average of five (5) to seven (7) hours per week of advice to GlobeStar, SMIHC, consultants and counsel on the following subjects: (i) the Initial Clinical Trial, with a focus on recommending to SMIHC potential Medical Institutions (as defined below) to participate in the initial Clinical Trial, proving feedback to SMIHC on Medical Institutions it is considering, design of the study, and sourcing of patients; and (ii) regulatory strategy, intellectual property strategy, manufacturing strategy, and sales and distribution strategy, with a focus on the Primary Territory and, to the extent requested by SMIHC, also the SMIHC Territory. During Phase A, AIP personnel shall not be required to travel and generally will provide advice by email and phone. Neither GlobeStar nor SMIHC are obligated to act on AIP’s advice and recommendations. All such Basic Services shall comply with AIP’s obligations set forth in this Agreement.

3.2.2.     During Phase B, AIP’s Basic Services shall consist of AIP continuing to provide Phase A services, and also providing the Clinical Trial services described in Section 4, regulatory services described in Section 5, Intellectual Property Rights services described in Section 6, manufacturing services described in Section 7, sales services described in Section 8, and Other Services described in Section 9. During Phase B, AIP personnel shall undertake such travel, meetings, and other activities as are reasonably necessary to perform the Basic Services. All such Basic Services shall comply with AIP’s obligations set forth in this Agreement, including as to pre-approval of travel.

3.3.       Additional Services. From time-to-time AIP and GlobeStar may agree on Work Orders for Additional Services. Upon execution and delivery by the Parties of a Work Order, AIP shall commence its services with respect thereto in accordance with such Work Order and this Agreement. Except as specified in the Work Order, all Additional Services shall comply with AIP’s obligations set forth in this Agreement, including as to pre-approval of travel.

3.4.       Change Orders. If in either Party's reasonable judgment there is a material change in the scope, duration, requirements, assumptions or dependencies described in a Work Order, the Parties shall negotiate an appropriate Change Order with respect thereto. Unless the context in this Agreement requires otherwise: (i) each reference herein to a Work Order means and includes Change Orders with respect thereto, and (ii) each reference generally to Work Orders means and includes Change Orders.

3.5.       Reports. At the request of either Party, AIP and GlobeStar will consult at least twice each month regarding the status and expectations for completion of Phase A Services, Phase B Services and each Work Order.

3.6.       Records. AIP will maintain appropriate books and records concerning its performance of AIP Services for twenty-four (24) months from the completion of the Term. Upon GlobeStar’s request, AIP either will provide copies thereof to GlobeStar, or permit GlobeStar to review copies of such records at AIP’s offices upon reasonable notice and during AIP’s normal business hours. For clarity, AIP shall not be required to render any particular number of hours of services, and AIP does not maintain or provide time records or similar reports pertaining to its activities.

3.7.       Consultation. The Parties shall regularly consult regarding major issues to be determined by the Parties, or either of them, regarding the subject of this Agreement.

3.8.       Cooperation. To facilitate performance of AIP Service, GlobeStar will endeavor to provide to AIP such data, facilities, resources, documentation and other information necessary or appropriate to support the performance of AIP Services (“GlobeStar Responsibilities”). AIP’s delay or nonperformance of AIP Services will be excused to the extent resulting from GlobeStar’s delay or nonperformance of any GlobeStar Responsibilities. AIP shall use commercially reasonable workaround efforts.

3.9.       Acceptance. Upon completion of each Work Order, GlobeStar shall have thirty (30) days in which to accept or reject such AIP Services, unless the Work Order provides a different acceptance period (in

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each case, the “Acceptance Period”). If prior to expiration of the Acceptance Period GlobeStar provides AIP Notice specifying in reasonable detail the manner in which the AIP deliverables do not substantially conform to the requirements of the Work Order, then AIP shall endeavor to remedy the deficiency. Acceptance irrevocably shall be deemed to have occurred following expiration of the Acceptance Period absent a Notice of rejection delivered prior thereto.

3.9.1.     AIP shall have sixty (60) days, or such other period provided in the Work Order to implement such changes as shall be reasonably required to bring the deficient deliverables into substantial conformity with the requirements of the Work Order. In the event the corrected AIP Services do not substantially conform to the requirements of the Work Order after a second sixty (60) day period, GlobeStar may, in its sole discretion: (i) accept the non-conforming deliverables, (ii) negotiate a discount in related Management Fees for the non-conforming work; (iii) require that AIP make additional corrections to the deliverables according to a schedule mutually agreed upon by the Parties; or (iv) terminate the applicable Work Order and receive a refund of all pre-paid amounts corresponding to the non-conforming deliverables.

4.          Clinical Trials:

4.1.       AIP Services - Generally. As requested by GlobeStar, the Parties will consult regarding all matters pertaining to Clinical Trials in the Primary Territory, including the number, purpose, scope, design, potential Medical Institutions, potential participants, location, budget and timing. To the extent requested to do so by GlobeStar, AIP will analyze the foregoing, make recommendations with respect thereto, and execute plans approved of by GlobeStar. As requested by SMIHC from time-to-time, AIP also will render similar services to the extent requested by SMIHC with respect to Clinical Trials in the SMIHC Territory.

4.2.       AIP Services - Medical Institutions. AIP shall recommend to GlobeStar one or more medical institutions, medical professions, or other facilities (collectively, herein referred to as “Medical Institutions”) that might participate in, facilitate, or undertake, all or a portion of the Clinical Trials for GTC Products in the Primary Territory. With assistance of GlobeStar and its other advisors and counsel, following GlobeStar’s approval as to the Medical Institution or institutions that might participate in or undertake each Clinical Trial in the Primary Territory, to the extent directed by GlobeStar to do so, AIP will endeavor to negotiate, or participate in negotiating, the terms on which each such Medical Institution participates in or undertakes the applicable Clinical Trial or Trials. As requested by SMIHC from time-to-time, AIP also will render the foregoing services for SMIHC with respect to the foregoing subjects pertaining to Clinical Trials in the SMIHC Territory.

4.3.       Design. With respect to each Clinical Trial in the Primary Territory, GlobeStar, the Medical Institutions selected to participate in or undertake that Clinical Trial, and outside experts selected by GlobeStar and AIP will collaborate in the requirements, scope, design and budget of each Clinical Trial. As requested by SMIHC from time-to-time, AIP also will render the foregoing services for SMIHC with respect to the foregoing subjects pertaining to Clinical Trials in the SMIHC Territory.

5.          Regulatory Matters: With respect to the Primary Territory, AIP shall recommend to GlobeStar strategy and actions regarding regulatory matters relating to or involving GTC-IP and GTC Products, and will assist GlobeStar with respect thereto by, among other things as GlobeStar may from time-to-time request: (i) recommend counsel and experts, (ii) supervise and collaborate with counsel and experts to prepare necessary filings, (iii) lawfully liaise with regulators and others to advance GlobeStar’s regulatory objectives; (iv) monitor studies pertinent to the regulatory matters; and (v) otherwise endeavor, with the cooperation and contributions of GlobeStar, such counsel and experts, to obtain regulatory approvals, as deemed necessary by GlobeStar. As requested by SMIHC from time-to-time, AIP also will render the foregoing services for SMIHC for the SMIHC Territory.

6.          Intellectual Property Rights Services: With respect to the Primary Territory, AIP shall recommend to GlobeStar strategy and actions regarding the preparation, filing, prosecution, protection, defense and maintenance of Intellectual Property Rights in GTC-IP and GTC Products, including patents, copyrights and

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trademarks, and will assist GlobeStar with respect thereto by, among other things as GlobeStar may from time-to-time request: (i) recommend counsel and experts, (ii) supervise and collaborate with counsel and experts to prepare necessary filings, (iii) lawfully liaise with regulators and others to advance GlobeStar’s regulatory objectives; and (iv) otherwise endeavor, with the cooperation and contributions of GlobeStar, such counsel and experts, to obtain regulatory approvals in the Primary Territory, as reasonably deemed necessary by GlobeStar. As requested by SMIHC from time-to-time, AIP also will render the foregoing services for SMIHC for the SMIHC Territory.

7.          Manufacturing: With respect to the Primary Territory, AIP shall recommend to GlobeStar strategy and actions regarding manufacturing, and shall recommend manufacturers. As requested by SMIHC from time-to-time, AIP also will render the foregoing services for SMIHC for the SMIHC Territory.

8.          Sale of GTC Products: AIP will consult with GlobeStar with respect to potential customers, distributors and sales agents located in the Primary Territory with whom AIP has a pre-existing relationship. With respect to the Primary Territory, AIP will not contact third Persons with respect to the foregoing without first securing GlobeStar’s written pre-approval, and thereafter AIP shall contact such third Persons as directed by GlobeStar to do, and in coordination with GlobeStar and such Persons as GlobeStar may direct. With respect to the SMIHC Territory, if AIP has a pre-existing relationship with a potential customer, distributor or sales agent, AIP shall advise SMIHC, and will not contact that Persons without first securing SMIHC’s written pre-approval, and thereafter AIP shall contact such third Persons in the SMIHC Territory as directed by SMIHC to do, and in coordination with SMIHC and such Persons as SMIHC may direct. If GlobeStar, or SMIHC, as applicable, approves of AIP’s contacting the third Person, GlobeStar or SMIHC either shall provide to AIP information on prices and terms of sale, or shall designate a Persons to whom AIP may direct the third Person for such information. With respect to the foregoing activities, generally, each Party shall be responsible for its own expenses, unless GlobeStar specifically agrees in writing to reimburse certain specified expenses for AIP.

9.          Other Services: As requested by GlobeStar from time-to-time, AIP shall use its best efforts to and introduce potential partners, collaborators, or investors with which AIP has a pre-existing relationship located in the Primary Territory who may contribute to the success of GlobeStar and GTC Products. AIP will not contact third Persons with respect to the foregoing without securing GlobeStar’s written pre-approval, and thereafter AIP shall contact such third Persons as directed by GlobeStar to do, and in coordination with GlobeStar and such Persons as GlobeStar may direct. If AIP identifies a potential partner, collaborator, or investor with which AIP has a pre-existing relationship located in the SMIHC Territory, AIP will not contact such Person with respect to GlobeStar, SMIHC, or GTC Products without first securing SMIHC’s written pre-approval, and thereafter AIP shall contact such third Persons as directed by SMIHC to do, and in coordination with SMIHC and such Persons as SMIHC may direct. With respect to the foregoing activities, generally, each Party shall be responsible for its own expenses, unless GlobeStar specifically agrees in writing to reimburse certain specified expenses for AIP.

10.        Base Compensation and Commissions: Provided AIP performs its representations, warranties, covenants and obligations pursuant to this Agreement and is not in breach or default thereof, GlobeStar shall pay the following base compensation and commissions to AIP:

10.1.     Base Compensation: For services rendered during the Term, GlobeStar will pay AIP the following base compensation during the Term:

10.1.1.  Phase A: Five thousand dollars ($5,000) for each month of the Phase A Term during which AIP renders services as required herein, with payment deferred and paid if, but only if, GlobeStar receives regulatory approval to manufacture, sell and distribute GTC Products in either India or the United States, within sixty (60) days thereafter, provided that payment for the first month will be made within sixty (60) days after execution of this Agreement and issuance of a press release pertaining thereto.

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10.1.2.  Phase B: Provided there is a Phase B hereunder, six thousand dollars ($6,000) per month for each month of Phase B during which AIP renders services as required herein, payable by the last day of each such month.

10.1.3.  Additional Services/Work Orders: As provided in the applicable Work Order, payable as provided for therein.

10.2.     Sales Commissions: For the following services rendered by AIP during the Term in accordance with this Agreement, GlobeStar will pay AIP the following commissions in accordance with Section 12 during the Term and thereafter to the extent specified in Section 13.2:

10.2.1.  If, with GlobeStar’s consent, AIP introduces GlobeStar to a customer in the Primary Territory and/or Primary Territory for GTC Products, a commission equal to fifteen percent (15%) of GlobeStar’s Net Sales therefrom received by GlobeStar from the date of the introduction through the date seven years thereafter.

10.2.2.  If, with GlobeStar’s consent, AIP introduces GlobeStar to a distributor or sales agent in the Primary Territory and/or Primary Territory for GTC Products, a commission equal to ten percent (10%) of GlobeStar’s Net Sales from GTC Products sold by the distributor or sales agent in the Primary Territory and received by GlobeStar from the date of the introduction through the date seven years thereafter.

10.2.3.  If, with SMIHC’s consent, AIP introduces SMIHC to a customer in the SMIHC Territory for GTC Products, a commission equal to fifteen percent (15%) of SMIHC’s Net Sales therefrom received by SMIHC from the date of the introduction through the date seven years thereafter.

10.2.4.  If, with SMIHC’s consent, AIP introduces SMIHC to a distributor or sales agent in the SMIHC Territory for GTC Products, a commission equal to ten percent (10%) of SMIHC’s Net Sales from GTC Products sold by the distributor or sales agent in the SMIHC Territory and received by SMIHC from the date of the introduction through the date seven years thereafter.

10.3.     Investor Commissions: With respect to the net amount of any equity investment or loan from Persons introduced during the Term by AIP to GlobeStar, and received within two (2) years after the introduction (whether during or, except as specified in Section 13.2, after the Term): subject to compliance with applicable law, within thirty (30) days after receipt of such funds by GlobeStar, GlobeStar will pay AIP a commission equal to four percent (4%) of the net amount received as an equity investment and two percent (2%) of the net amount received as a loan, provided that the commission will be payable only if the introduction was pre-approved by GlobeStar, and if the investor was located in the SMIHC Territory, if the introduction also was pre-approved by SMIHC. As used herein, “net amount” means the amount of the investment or loan, reduced by all fees, points, commissions and expenses associated with obtaining, negotiating and receiving such investment or loan.

10.4.     Strategic Partner Commissions: With respect to any transaction entered into by GlobeStar with Persons introduced during the Term by AIP to GlobeStar within two (2) years after the introduction (whether during or, except as specified in Section 13.2, after the Term): subject to compliance with applicable law, in Section 12, GlobeStar will pay AIP a commission equal to five percent (5%) of GlobeStar’s after-tax profit from that transaction (as computed by GlobeStar’s tax accountant), except as specified in Section 13.2, during the period from the introduction through the date seven years after the introduction, provided that the commission will be payable only if the introduction was pre-approved by GlobeStar, and if the strategic partner was located in the SMIHC Territory, if the introduction also was pre-approved by SMIHC.

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11.        Bonus Compensation: Provided AIP performs its representations, warranties, covenants and obligations pursuant to this Agreement and is not in breach or default thereof and provided AIP renders material services in respect of the subjects of the following potential bonuses during the Term, GlobeStar shall have the right, but not the obligation, to pay the following applicable amounts to AIP:

11.1.     Clinical Trials: If applicable, GlobeStar may pay AIP up to both of the following bonuses for each Clinical Trial to which AIP makes a material contribution, as determined by GlobeStar:

11.1.1.  For each Clinical Trial for which AIP materially contributes to identifying and arranging the Medical Institutions and other key professionals involved in undertaking and completing the Clinical Trial, within thirty (30) days after the conclusion of the Clinical Trial, GlobeStar may pay AIP a bonus of up to twenty thousand dollars ($20,000) if the Clinical Trial is in the Primary Territory, and ten thousand dollars ($10,000) if the Clinical Trial is in the SMIHC Territory.

11.1.2.  For each Clinical Trial for which AIP materially contributes to the planning, design, execution and oversight, within thirty (30) days after the conclusion of the Clinical Trial, GlobeStar may pay AIP a bonus up to the larger of five percent (5%) of the cost of that Clinical Trial, or twenty thousand dollars ($20,000) if the Clinical Trial is in the Primary Territory, or the larger of two and one-half percent (2.5%) of the cost of that Clinical Trial, or ten thousand dollars ($10,000) if the Clinical Trial is in the SMIHC Territory.

11.2.     Patient Doses: If applicable, GlobeStar may pay AIP up to each of the following bonuses once during the Term, as determined by GlobeStar:

11.2.1.  Within thirty (30) days after the first patient dose of a GTC Product is administered in a Phase 1 Clinical Trial: five thousand dollars ($5,000).

11.2.2.  Within thirty (30) days after the first patient dose of a GTC Product is administered in a Phase 2 Clinical Trial: ten thousand dollars ($10,000).

11.2.3.  Within thirty (30) days after the first patient dose of a GTC Product is administered in a Phase 3 Clinical Trial: ten thousand dollars ($10,000).

11.3.     FDA: If applicable, GlobeStar may pay AIP up to each of the following bonuses once during the Term, as determined by GlobeStar:

11.3.1.  Initial FDA Submission, if any: twenty-five thousand dollars ($25,000), payable within thirty (30) days thereafter.

11.3.2.  Initial IND Approval from FDA in the United States, if any: twenty-five thousand dollars ($25,000), payable within thirty (30) days thereafter.

11.3.3.  Initial Marketing Authorization from FDA via 505(b)(2) authorization, or otherwise, if any: twenty-five thousand dollars ($25,000), payable within thirty (30) days thereafter.

11.4.     Potential Country Bonuses: If applicable, GlobeStar may pay AIP up to each of the following bonuses once during the Term for each country or other territory, as determined by GlobeStar:

11.4.1.  For each of Brazil, China, Japan, European Union, United Kingdom, United States for which AIP develops the strategy and provides material assistance in developing and executing the regulatory and intellectual property rights strategy, within ninety (90) days after the second to occur of authorization to manufacture, sell and distribute GTC Products in that territory, and the sale of at least $100,000 of GTC Products in that territory: up to $75,000. For this purpose, the European Union constitutes one country, provided that the payment described herein will be due only if the approvals include at least sixty percent (60%) of the European Union population.

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11.4.2.  For each country in the Primary Territory not included in Section 11.3 for which AIP develops the strategy and provides material assistance in developing and executing the regulatory and intellectual property rights strategy, within ninety (90) days after the second to occur of authorization to manufacture, sell and distribute GTC Products in that country, and the sale of at least $100,000 of GTC Products in that country: up to $25,000. For this purpose, all countries in the European Union are a single area included in Section 11.4.1.

12.        Certain Payment Procedures:

12.1.     Accounting Reports; Incontestability. Within ninety (90) days after the conclusion of each of the first three calendar quarters of the year and one hundred twenty days (120) days after the conclusion of the last calendar quarter of the year and until completion of the payment obligations pursuant to Sections 10.2, 10.3, and 10.4 hereof, whether during or after the Term, GlobeStar shall render a report to AIP of Net Sales for which commissions are payable to AIP pursuant to Sections 10.2 and 10.3, and within thirty (30) days after completing its taxes for the relevant year, GlobeStar will render a report to AIP for any commission payable to AIP pursuant to Section 10.4. Any accountings rendered hereunder may be altered to cure omissions or errors. GlobeStar may maintain reasonable reserves for future expenses deductible in the computations included in the reports. Unless AIP commences an arbitration, or GlobeStar agrees otherwise, all amounts included in a report will become incontestable, and will not be subject to challenge, commencing two years after the first report on which such amounts were initially reported.

12.2.     Payment. To the extent local authorities permit the payment of the commissions payable to AIP to be made funds generated in that country, within thirty (30) days after issuance of a report, GlobeStar shall pay any commission due to AIP in U.S. dollars by wire transfer. Except as permitted by the foregoing sentence, any commission payment that is not paid within thirty (30) days after the date such payment is due will bear interest at the lower of (i) one-half percent (.5%) per month, or part of a month, and (ii) the maximum rate allowed by law. Interest will accrue beginning on the first day following the due date of payment and will be compounded monthly.

12.3.     SMIHC not Liable. In no event shall SMIHC have any liability to either Party pursuant to this Agreement. Without limiting the foregoing, AIP hereby waives and releases any claim against SMIHC arising out of or relating to this Agreement, including as to any future act or omission by SMIHC is the exercise or non-exercise by SMIHC of the rights this Agreement specifies may be exercised by SMIHC with regard to AIP. In the event AIP believes that any act or omission by SMIHC is a breach of GlobeStar’s obligations hereunder, or gives rise to an obligation hereunder, including payment of fees for an introduction or transaction, the sole obligor with respect thereto is GlobeStar, and AIP’s sole recourse is against GlobeStar. SMIHC is an intended third party beneficiary of this provision.

13.        Termination of Term:

13.1.     Termination Process.

13.1.1.  Termination by Both Parties. The Parties may terminate the Term by mutual written agreement on such terms as they may mutually agree in that agreement.

13.1.2.  Termination by Either Party. Either Party may terminate the Term by Notice to the other Party as follows: (i) if the other Party liquidates its assets, or suspends, ceases or dissolves its business; (ii) if the other Party commits a material breach of the Agreement and fails to cure that breach within thirty (30) days after receiving Notice thereof; or (iii) without cause, on prior Notice of six (6) months, provided that GlobeStar may elect to reduce the Notice period and instead pay AIP for its Base Compensation through the sooner of the Normal End of the Term, or the balance of the six (6) months, and if Phase A continues for more than nine (9) months, AIP may thereafter, until commencement of Phase B, terminate the Term on prior Notice of thirty (30) days.

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13.2.     Effect of Termination. On the termination of the Term for any reason, AIP will cease rendering services, and return to GlobeStar all copies of Confidential Information and any GlobeStar or SMIHC property or software in AIP’s possession. Within thirty (30) days after the termination date, GlobeStar will reimburse any remaining expenses for which proper documentation has been supplied to GlobeStar and any remaining Base Compensation due and payable through the termination date. Thereafter: (i) unless AIP terminated the Term, or GlobeStar terminated the Term pursuant to clauses (i) or (ii) of Section 13.1.2, payment of commissions to AIP for introductions pertaining to sales, investors and strategic partners pursuant to Sections 10.2, 10.3, and 10.4 will continue until the end of the respective periods set forth in such sections; or (ii) if AIP terminated the Term, or GlobeStar terminated the Term pursuant to clauses (i) or (ii) of Section 13.1.2, payment of commissions to AIP pursuant to Sections 10.2, 10.3, and 10.4 will cease on the last day of the Term. The Parties’ respective rights, obligations, and duties under Sections 1, 13.2, 16, 17, and 18.2 through 21 shall survive any expiration or termination of the Term. No termination is a waiver of rights by either Party with respect to any disputes between them.

14.        Compliance with Law: During the Term, each Party represents and warrants that it will comply with all local, state, federal and international laws and regulations relating to the development, manufacture, use, sale and importation of products and services. Without limiting the foregoing, each Party represents and warrants that it shall comply with all laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Each Party hereby gives written assurance that it will comply with all United States export control laws and regulations.

15.        Data Security: During the Term, each Party will comply with any applicable data protection and privacy legislation in force anywhere in India and the United States and shall (i) establish and maintain appropriate administrative, technical and physical safeguards to protect the security, integrity, confidentiality and availability of Data; (ii) protect against any actual or anticipated threats, hazards, viruses, unauthorized or unlawful access to, use of, or disclosure of, Data; (iii) within seventy-two (72) hours Notify the other Party of any actual or suspected breach of this Section 15, if any Data is or is suspected to be lost, stolen, corrupted, used or disclosed to any Third Person except in accordance with this Agreement and fully cooperate with the other Party to investigate and resolve any such Data event; (iv) ensure that those to whom the Party provides access to Data are aware of and comply with the provisions of this Section 15; and (v) maintain, and upon request provide the other Party with a copy of, data privacy, security, and disaster recovery policies and procedures applicable to such Data.

16.        Confidentiality:

16.1.     Definition. “Confidential Information” means all information that is of a confidential and proprietary nature to GlobeStar or AIP and provided by one Party (the "Discloser") to the other Party (the "Recipient"), provided that information shall not be considered Confidential Information of a Discloser under this Agreement to the extent that the Recipient can establish by competent written proof that such information: (i) was in the public domain at the time of disclosure; or (ii) later became part of the public domain through no act or omission of the Receiving Party, its employees, agents, successors or assigns in breach of this Agreement; or (iii) was lawfully disclosed to the Receiving Party by a Third Person having the right to disclose such information not under an obligation of confidentiality; or (iv) was already known by the Receiving Party at the time of disclosure; or (v) was independently developed by the Recipient without use of the Discloser’s Confidential Information.

16.2.     Protection and Marking. During the Term with respect to GlobeStar, and during the Term and for a period of ten (10) years thereafter with respect to AIP, all Confidential Information disclosed by Discloser in tangible form, and marked “confidential” and forwarded to the Recipient, or if disclosed orally, is designated as confidential at the time of disclosure: (i) is to be held in strict confidence by the Recipient,

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(ii) is to be used by the Recipient only as authorized in this Agreement, and (iii) shall not be disclosed to any Third Person by the Recipient without the prior written consent of the Discloser or as authorized in this Agreement. Each Party has the right to use and disclose Confidential Information of the other Party reasonably in connection with the exercise of its rights under this Agreement, including without limitation disclosing to subsidiaries, investors, insurers, acquirers, potential investors, insurers and acquirers, SMIHC, and others on a need to know basis, and under conditions which reasonably protect the confidentiality thereof.

16.3.     Disclosure Required. If the Recipient is required to disclose Discloser's Confidential Information, or any terms of this Agreement, pursuant to the order or requirement of a Regulatory Authority, court, administrative agency, or other governmental body or applicable Rule, the Recipient may disclose such Confidential Information or terms to the extent required, provided that the Recipient shall use reasonable efforts to provide the Discloser with reasonable advance Notice thereof to enable the Discloser to seek a protective order and otherwise seek to prevent such disclosure. To the extent that Confidential Information so disclosed does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information protected pursuant to this Section.

16.4.     Publicity. Notwithstanding the foregoing, each Party may issue press releases and otherwise advertise and publicize its activities under this Agreement, provided that: (i) AIP may not issue press releases pertaining to GlobeStar, this Agreement or activities pursuant hereto without the prior consent of GlobeStar, or SMIHC or an affiliate of SMIHC without the prior consent of SMIHC. The foregoing is not intended to prohibit the Parties and their officers, directors and advisors from engaging in lawful public communications that accurately describe and lawfully promote the Parties’ business activities pursuant to this Agreement, provided that the Parties shall not thereby disclose Confidential Information.

17.        Non-Solicitation: Unless otherwise agreed in writing by the Parties, during the Term and for a period of one (1) year after termination of the Term, neither Party shall directly or indirectly, engage, employ or solicit to employ or engage as a consultant or other independent contractor, on their own behalf or on behalf of any other Person, the personal services of any individual who was employed by the other Party with respect to the activities described herein, unless and until that individual ceases to be employed by such Party for a period of at least one (1) year. In the event of any violation of this provision, as liquidated damages, the Party violating this provision shall pay the sum of $500,000 per occurrence to the other Party.

18.        Representations and Warranties:

18.1.     Each Party hereby represents and warrants and covenants to the other Party as of the date hereof as follows:

18.1.1.  Such Party is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization as set forth in the introduction to this Agreement, with all requisite authority to enter into and perform its obligations under this Agreement.

18.1.2.  Such Party has taken or caused to be taken all necessary actions to authorize the execution, delivery, and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of such Party enforceable in accordance with its terms.

18.1.3.  The signatory for such Party has full authority to sign on behalf of such Party.

18.1.4.  Such Party has the right to enter into this Agreement without the approval or consent of any Third Person.

18.1.5.  The execution and delivery of this Agreement by such Party and the performance by it of its obligations hereunder do not and will not (i) violate any Rule, license, or agreement applicable to such Party, or (ii) contravene any provision of, or constitute an event of default under any contract, agreement,

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instrument or undertaking to which such Party is a party, or violate such Party’s articles of incorporation or bylaws.

18.2.     AIP further represents, warrants, and covenants that (i) it will perform AIP Services in a professional and workmanlike manner, consistent with generally accepted industry standards and good commercial practices; and (ii) except as expressly set forth in the applicable Work Order, all materials developed during the course of performing AIP Services and delivered pursuant to a Work Order shall not infringe the rights of Third Persons and shall be delivered to GlobeStar free and clear of any liens.

19.        Indemnification: Each Party will defend, indemnify, and hold harmless the other Party, SMIHC, and their respective subsidiaries and licensees and the owners, directors, officers, employees, counsel, advisors, agents and representatives of each of the foregoing (the “Indemnified Parties”), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of the Indemnified Parties arising out of or related to a breach of any representation, warranty, covenant or obligation of that Party under this Agreement.

20.        Dispute Resolution:

20.1.     AAA. Any dispute, controversy or claim involving, arising out of or related to the validity, interpretation, application or enforcement of this Agreement or the transactions contemplated hereby, or any breach or application hereof or tort related hereto, including as to this Agreement’s existence and the validity, termination, scope or enforceability of this agreement to arbitrate (collectively a “Dispute”), shall be exclusively resolved by binding arbitration before the American Arbitration Association (“AAA”), whose rules applicable to commercial disputes shall apply, except as modified by this Agreement, and are hereby deemed to be incorporated herein by this reference. Service of any papers with respect to such arbitration may be effected by delivering any required papers in the manner described herein for Notices. The arbitration hearing shall take place in Los Angeles County, California, USA and the Parties consent to venue. The arbitration shall take place before one arbitrator, who shall be a retired judge. The language of arbitration shall be English and the arbitral award shall be final and binding on the Parties. The arbitrator shall have the right to order equitable relief, including a temporary restraining order, preliminary injunction, injunction and specific performance, and to award reasonable costs and expenses, including reasonable attorneys’ fees and expert witness fees, to the prevailing party. The cost of the arbitration shall be paid by the substantially losing party. Each of the Parties irrevocably submits to the exclusive jurisdiction of such arbitration proceeding, waives any and all objections it may now or hereafter have based on jurisdiction, venue, convenience of forum, or proceedings described herein and agrees that all claims in respect of such proceeding shall be heard and determined only by such arbitrator, and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court or tribunal. Counsel, parties and witnesses not located in the city in which the arbitration occurs may be deposed and appear at hearings remotely by videotelephony or online peer-to-peer services such as Zoom, Microsoft Teams and Skype. If there is no agreement on an arbitrator within 60 days after AAA provides a list of proposed arbitrators, then AAA shall appoint the arbitrator. The arbitrator shall comply with the provisions of this Section unless the parties to the arbitration consent in writing otherwise. THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT UNDER THIS SECTION EACH WAIVES THE RIGHT TO TRIAL BY JURY. The award of the arbitrator may be entered with any court whose jurisdiction covers the venue of the arbitration proceeding and such judgment may be enforced with the same force of law as the non-appealable judgment of a U.S. federal court and may be enforced worldwide against the parties and their assets. To the maximum extent permitted by applicable Rule, each Party hereby waives and covenants not to assert any defenses regarding the worldwide enforcement of a judgment hereunder, other than the defense that there has been a prior payment of the judgment, in whole or in part.

20.2.     Confidentiality. The Parties shall maintain the confidential nature of the arbitration proceeding, except as may be necessary to prepare for or conduct the arbitration hearing, as may be

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necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award, the entry of an award in any court having jurisdiction thereof, the enforcement or the award, or as required by law or judicial decision.

20.3.     Court. If for any reason this Section 20 shall not be sufficient or enforceable as the exclusive means of resolving any and all disputes relating to this Agreement or any rights created hereby, then all such matters shall be adjudicated exclusively by state or federal courts in Los Angeles County, State of California, USA. Each Party agrees to submit to the jurisdiction of, and agrees that venue is proper in, Los Angeles County for any such legal action or proceeding.

20.4.     Exception. The arbitration provision herein shall not apply in the event a lawsuit is brought against both Parties by a Third Person; in such an event, a Party may file a cross-complaint in the same suit if the claim of the cross-complaint arises out of the transaction or occurrence that is the subject matter of the original action or of a counterclaim.

21.        General Provisions:

21.1.     Reference to Agreement and Sections. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference to this Agreement includes any and all recitals, permitted amendments, supplements, extensions, and renewals of this Agreement, including each Work Order, provided that unless expressly stated, references to sections within the main portion of this Agreement or any appendix, or Work Order refers to the sections of that portion of this Agreement.

21.2.     Construction. In this Agreement, unless the context clearly requires otherwise: (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine and neuter genders shall each be deemed to include the others; (iii) “shall,” “will” or “agrees” are mandatory and “may” is permissive; (iv) “or” is not exclusive; (v) “includes” and “including” are not limiting and mean “without limitation;” (vi) “anticipates” and “anticipated” means that there is a current expectation or belief, but not a binding obligation; and (vii) “promptly” means within five (5) business days after request, unless the exigencies of the situation require a shorter period. Except as expressly set forth herein, all references to currency are to U.S. Dollars. Unless otherwise indicated in this Agreement, all accounting terms used in this Agreement shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with United States generally accepted accounting principles, applied in a consistent manner.

21.3.     Interpretation. Each Party has had access to legal counsel of its choice prior to the execution of this Agreement and has obtained such advice as it has required to understand and negotiate this Agreement. Accordingly, this Agreement shall not be construed or resolved using any presumption against any Party. Any ambiguity or uncertainty shall be construed and interpreted according to the ordinary meaning of the words so as to fairly accomplish the purposes and intention of the Parties. The Parties waive the benefit of any statute or principal providing that in cases of uncertainty, language of a contract should be interpreted most strongly against the Party who caused the uncertainty to exist.

21.4.     Assignment. GlobeStar may delegate its responsibilities and may assign this Agreement. Any assignment is a novation. AIP may not delegate its responsibilities or assig this Agreement, except upon the prior written consent of GlobeStar. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors, and assigns.

21.5.     Third-Party Beneficiaries and Liability. Except as described in this Agreement, no Third Person is a beneficiary of this Agreement and no Third Person, including SMIHC, is a guarantor of the performance by either Party to this Agreement, nor shall any Third Person, including SMIHC, have any liability with respect to the performance by either Party to this Agreement. Indemnified Persons are intended Third

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Person beneficiaries of the indemnification provisions of this Agreement. SMIHC is an intended third party beneficiary of this Agreement, but is not liable to AIP for the acts or omissions of SMIHC, GlobeStar or AIP hereunder; as between GlobeStar and AIP, GlobeStar shall be liable for any act or omission of SMIHC that might create an obligation to AIP.

21.6.     No Partnership. This Agreement does not create a partnership, joint venture or fiduciary relationship. Each Party’s obligation to make payments to is that of a debtor only.

21.7.     Documents. Each Party shall promptly execute, acknowledge, deliver and file, or promptly procure the execution, acknowledgement, delivery and filing, of any and all further agreements and instruments which may be necessary or expedient to effectuate the purposes of this Agreement.

21.8.     Notices. Except as required herein, all notices, consents, approvals and other communications hereunder, including the commencement or subsequent communications pertaining to any arbitration or other legal proceeding arising hereunder (each, a “Notice”) shall be in writing and shall be deemed to have been received only if and on the first business day after received (i) by personal delivery, (ii) from an internationally recognized expedited courier service such as Federal Express, DHL or UPS, or (iii) as an “in the window” email or a PDF attachment to an email, provided, however, that receipt of the email either is confirmed by an automatically generated “read” receipt or by a return email from the recipient, or if the foregoing does not occur, the sender of the Notice also sends a copy by regular mail posted in the United States, or personal delivery, or by an internationally recognized expedited courier service such as Federal Express or UPS. Notwithstanding the foregoing, unless a Party in writing consents otherwise, all Notices are effective only if also provided by email. Unless a Party notifies the other Parties of new Notice information, the Notice information is set forth in the introductory paragraph to this Agreement. Required copies of each Notice shall concurrently be sent by email to etswanson@att.net.

21.9.     Governing Law. This Agreement will be governed by, and construed in accordance with, the substantive Rules of the State of California, USA without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent, copyright or trademark shall be determined by the Rules of the country in which the patent, copyright or trademark shall have been granted.

21.10.  Costs relating to this Agreement. Each Party shall be responsible for and shall pay all legal and accounting fees in connection with the drafting and negotiation of this Agreement.

21.11.  Severability. If an arbitrator or other tribunal of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable or invalid in whole or in part for any reason: (i) such provision shall be in good faith adjusted rather than voided, if possible, to achieve the intent of the Parties, (ii) this Agreement shall be read as if the invalid, illegal or unenforceable words or provisions had to that extent been deleted, and (iii) the validity and enforceability of the remainder of this Agreement shall not be affected thereby unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provisions.

21.12.  Entire Agreement. This Agreement expresses the complete and entire understanding of the Parties with respect to the subject matter hereof and supersedes and merges all prior and contemporaneous agreements, dealings, negotiations, promises, representations and communications regarding its subject matter (whether written or oral), between the Parties relating to the subject matter hereof other than the other agreements referenced herein. There are no representations, warranties or other agreements between the Parties (whether express or implied) in connection with the subject matter of this Agreement except as specifically set forth herein.

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21.13.  Waiver; Modifications. No provision may be modified, amended or waived, and no Party’s rights or remedies be waived, except by a writing executed by authorized representatives of the Parties. Under no circumstance or conditions shall any other conduct be relied upon by the Parties.

21.14.  Counterparts and Signature Validity. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement that is binding on all Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart. PDF signatures that are electronically transmitted shall be acceptable as if original signatures had been exchanged.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

GlobeStar Therapeutics Inc.:

By: /s/ James C. Katzaroff

James C. Katzaroff, Chief Executive Officer

Responsible Person: James C. Katzaroff

Address: 719 Jadwin Ave, Richland, Washington 99352

Email: jim@katzaroff.com

Advanced Innovative Partners, Inc:

By: /s/ Roseanne Satz

Roseanne Satz, CEO

Responsible Person: Roseanne Satz

Address: 9429 Harding Ave. #148, Surfside, 33154, FL, USA

Email: rose.satz@advacedinnovativepartners.com

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APPENDIX A: GTC Products

Globestar is planning a specific formulation of the three drugs listed below:

Minocycline

An oral tetracycline antibiotic. Used to treat bacterial infections including respiratory and urinary tract infections. The drug is currently being studied for relapsing-remitting multiple sclerosis (RRMS) or clinically isolated syndrome (CIS), referring to the first episode of neurologic symptoms that last at least 24-hours and are caused by myelin damage.

Fluconazole

A triazole antifungal. Used to prevent and treat a variety of fungal and yeast infections by stopping the growth of certain types of fungus. Studies using a combination of Minocycline & Fluconazole against candida albicans fungal growths proven effective, in vitro.

Atorvastatin

A Statin, HMG CoA reductase inhibitor. Commonly used to lower blood levels of LDL cholesterol, increase levels of HDL cholesterol and to lower triglycerides. It is also an effective immunomodulatory agent shown to prevent autoimmune encephalomyelitis in animal model studies.

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APPENDIX B: SMIHC Territory

Countries that presently are not members of the African Union:	Currently Members of the African Union:

1      India

2      Bahrain

3      Bangladesh

4      Bhutan

5      Brunei

6      Indonesia

7      Jordan

8      Kuwait

9      Lebanon

10    Malaysia

11    Mauritius

12    Nepal

13    Oman

14    Pakistan

15    Philippines

16    Qatar

17    Saudi Arabia

18    Singapore

19    Sri Lanka

20    Thailand

21    Turkey

22    United Arab Emirates

23    Vietnam

1      Burkina Faso

2      Federal Republic of Nigeria

3      Kingdom of Eswatini

4      Kingdom of Lesotho

5      Republic of Angola

6      Republic of Benin

7      Republic of Botswana

8      Republic of Cabo Verde

9      Republic of Côte d’Ivoire

10    Republic of Ghana

11    Republic of Guinea

12    Republic of Guinea-Bissau

13    Republic of Liberia

14    Republic of Malawi

15    Republic of Mali

16    Republic of Mozambique

17    Republic of Namibia

18    Republic of Niger

19    Republic of Senegal

20    Republic of Sierra Leone

21    Republic of South Africa

22    Republic of the Gambia

23    Republic of Zambia

24    Republic of Zimbabwe

25    Togolese Republic

26    Arab Republic of Egypt

27    Central African Republic

28    Democratic Republic of Congo

29    Democratic Republic of São Tomé and Príncipe

30    Federal Democratic Republic of Ethiopia

31    Federal Republic of Somalia

32    Gabonese Republic

33    Islamic Republic of Mauritania

34    Kingdom of Morocco

35    Libya

36    People’s Democratic Republic of Algeria

37    Republic of Burundi

38    Republic of Cameroon

39    Republic of Chad

40    Republic of Djibouti

41    Republic of Equatorial Guinea

42    Republic of Kenya

43    Republic of Madagascar

44    Republic of Mauritius

45    Republic of Rwanda

46    Republic of Seychelles

47    Republic of South Sudan

48    Republic of the Congo

49    Republic of the Sudan

50    Republic of Tunisia

51    Republic of Uganda

52    Sahrawi Arab Democratic Republic

53    State of Eritrea

54    Union of the Comoros

55    United Republic of Tanzania

# # #

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